                                                                     Exhibit 2.2

                                                                  Execution Copy


--------------------------------------------------------------------------------

                              AMENDED AND RESTATED

                         PRODUCT LINE PURCHASE AGREEMENT

                            DATED AS OF JULY 30, 2001

                                       AND

                           EFFECTIVE AS OF MAY 7, 2001

                                     BETWEEN

                                   ARMKEL, LLC

                                       AND

                           CHURCH & DWIGHT & CO., INC.


--------------------------------------------------------------------------------

                                                                  Execution Copy


                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I
ASSETS.......................................................................................................... 1
         SECTION 1.1.               PL Purchased Assets..........................................................1
         SECTION 1.2.               PL Excluded Assets...........................................................2
ARTICLE II  LIABILITIES..........................................................................................3
         SECTION 2.1.               PL Assumed Liabilities.......................................................3
         SECTION 2.2.               PL Excluded Liabilities......................................................3
ARTICLE III  CONSIDERATION FOR TRANSFER..........................................................................4
         SECTION 3.1.               Purchase Price...............................................................4
         SECTION 3.2.               Allocation of Purchase Price.................................................4
         SECTION 3.3.               Working Capital Adjustment...................................................4
ARTICLE IV  CLOSING..............................................................................................4
         SECTION 4.1.               Purchase and Sale; Assumption and Acceptance.................................4
         SECTION 4.2.               Closing Date.................................................................5
         SECTION 4.3.               Delivery and Payment by PL Buyer.............................................5
         SECTION 4.4.               Delivery and Payment by Armkel...............................................5
ARTICLE V  REPRESENTATIONS AND WARRANTIES OF ARMKEL..............................................................5
         SECTION 5.1.               Organization.................................................................5
         SECTION 5.2.               Authority Relative to this Agreement.........................................5
         SECTION 5.3.               Consents and Approvals; No Violations........................................6
ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF PL BUYER...........................................................6
         SECTION 6.1.               Organization.................................................................6
         SECTION 6.2.               Authority Relative to this Agreement.........................................6
         SECTION 6.3.               Consents and Approvals; No Violations........................................6
         SECTION 6.4.               Funds........................................................................7
ARTICLE VII  COVENANTS; INDEMNIFICATION..........................................................................7
         SECTION 7.1.               Employees and Benefits.......................................................7
         SECTION 7.2.               Additional Agreements; Further Assurances....................................7
         SECTION 7.3.               Arrid Manufacturing Agreement................................................8
         SECTION 7.4.               Assignment of Decatur Manufacturing Agreement................................8
         SECTION 7.5.               Indemnification..............................................................8
         SECTION 7.6.               No Solicitation and No Hiring................................................9
ARTICLE VIII  CONDITIONS TO CLOSING..............................................................................9
         SECTION 8.1.               Conditions to Each Party's Obligation to Closing.............................9
ARTICLE IX  TERMINATION; AMENDMENT; WAIVER......................................................................10
         SECTION 9.1.               Termination.................................................................10
         SECTION 9.2.               Effect of Termination.......................................................10

                                                                  Execution Copy

         SECTION 9.3.               Amendment....................................................................10
         SECTION 9.4.               Waiver.......................................................................10
ARTICLE X  MISCELLANEOUS.........................................................................................10
         SECTION 10.1.              Entire Agreement; Assignment.................................................10
         SECTION 10.2.              Validity; Determinations.....................................................10
         SECTION 10.3.              Notices......................................................................10
         SECTION 10.4.              Governing Law and Venue; Waiver of Jury Trial................................11
         SECTION 10.5.              Descriptive Headings.........................................................12
         SECTION 10.6.              Parties in Interest..........................................................12
         SECTION 10.7.              Expenses.....................................................................12
         SECTION 10.8.              Survival.....................................................................12
         SECTION 10.9.              Bulk Transfer Laws...........................................................12
         SECTION 10.10.             Counterparts.................................................................12
         SECTION 10.11.             Enforcement..................................................................12

                              AMENDED AND RESTATED

                         PRODUCT LINE PURCHASE AGREEMENT

         This AMENDED AND RESTATED PRODUCT LINE PURCHASE AGREEMENT (this "AGREEMENT"), dated as of July 30, 2001 and effective as of May 7, 2001, is entered into by and between Armkel, LLC, a Delaware limited liability company ("ARMKEL"), and Church & Dwight Co., Inc., a Delaware corporation ("PL BUYER"). Capitalized terms used but not defined in this Agreement have the respective meanings set forth in the Asset Purchase Agreement, dated as of May 7, 2001, as amended, by and between Carter-Wallace, Inc., a Delaware corporation (the "COMPANY"), and Armkel, (the "ASSET PURCHASE AGREEMENT"). For purposes of this Agreement, "Armkel" shall include any Subsidiary of Armkel.

                                    RECITALS

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and Armkel have executed and delivered the Asset Purchase Agreement, providing for, among other things, the sale, transfer and assignment to Armkel of the Purchased Assets, and the assignment and transfer to Armkel, and Armkel's assumption of, the Assumed Liabilities;

         WHEREAS, included within the Purchased Assets and Assumed Liabilities are assets and liabilities relating to (i) the Arrid Extra Dry, Arrid XX and Lady's Choice anti-perspirant and deodorant product lines of the Business for the United States and Canadian markets (the "APD PRODUCT LINES") and (ii) the Lambert Kay division of pet products (the "LAMBERT KAY PRODUCT LINE," and collectively with the APD Product Lines, the "PRODUCT LINES BUSINESS"); and

         WHEREAS, (i) Armkel desires to sell, transfer and assign to PL Buyer, and PL Buyer desires to purchase from Armkel, the Purchased Assets which relate primarily to the Product Lines Business, and (ii) Armkel desires to assign and transfer to PL Buyer, and PL Buyer desires to accept and assume, the Assumed Liabilities which relate primarily to the Product Lines Business, in each case immediately following the consummation of the transactions contemplated by the Asset Purchase Agreement and on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Armkel and PL Buyer hereby agree as follows:

                                    ARTICLE I

                                     ASSETS

         1.1 PL Purchased Assets. Subject to Section 1.2 below, the "PL PURCHASED ASSETS" shall consist of all of Armkel's entire right, title and interest in and to the following, wherever located, but only to the extent they relate primarily to the Product Lines Business (with the subsections below intended to correlate with the subsections contained in Section 2.1 of the Asset Purchase Agreement):

                  (a) [intentionally omitted]

                  (b) the Real Property, including, without limitation, the Winsted, Connecticut facility located at 200 Lambert Kay Drive, Winsted, Connecticut;

                  (c) the Tangible Personal Property, including, without limitation, all identifiable and movable machinery and equipment for the Product Line Business;

                  (d) all warranties and all claims in respect of deposits, prepayments and refunds and rights of set off against third parties;

                  (e) any and all rights of an insured party in respect of insurance claims, all to the extent provided in the Insurance Claims Agreement;

                  (f) all Permits, Orders and similar rights obtained from Governmental Entities, but only to the extent transferable by their terms;

                  (g) copies of all books, records, ledgers, files, documents, correspondence, customer files, supplier lists, parts lists, vendor lists, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports, and other similar printed or written commercial materials;

                  (h) the Contracts, including without limitation, to the extent they relate primarily to the Product Lines Business, those Contracts set forth in Section 6.4 of the Disclosure Letter and the Consultancy Agreements listed in
Section 6.7(a) of the Disclosure Letter and, except for any collective bargaining agreements with respect to the Cranbury, New Jersey operations, any agreement to which an Available Employee is a party;

                  (i) all accounts and notes receivable;

                  (j) the Business-Related Intellectual Property;

                  (k) the tangible or physical materials embodying all computer software, product literature and advertising material, specifications, credit information, inventory, marketing, personnel, financial, title and other documents, data and similar information and material, however stored;

                  (l) [intentionally omitted]

                  (m) [intentionally omitted]

                  (n) [intentionally omitted]; and

                  (o) all other Purchased Assets that relate primarily to the Product Lines Business.

         1.2 PL Excluded Assets. The PL Purchased Assets shall not include any Purchased Assets other than the assets specifically listed or described in
Section 1.1 and, without limiting the generality of the foregoing, shall expressly exclude the following assets (collectively, the "PL EXCLUDED ASSETS"), which shall not be sold or transferred to PL Buyer:

                  (a) The Arrid Extra Dry, Arrid XX and Lady's Choice anti-perspirant and deodorant product lines of the Business for the U.K. and Australian markets;

                  (b) Cash and cash equivalents held in the Transferred Subsidiaries at Closing; and

                  (c) Armkel's rights under this Agreement, the Asset Purchase Agreement and the Ancillary Agreements.


                                   ARTICLE II

                                   LIABILITIES

         2.1 PL Assumed Liabilities. Except as otherwise specifically set forth in Section 2.2 below, PL Buyer shall assume all the Assumed Liabilities that primarily arise or have arisen out of, in respect of or as the result of the ownership, operation or transfer of the PL Purchased Assets or the Product Lines Business, including (without limiting the generality of the foregoing) the following (collectively, the "PL ASSUMED LIABILITIES") (with the subsections below intended to correlate with the subsections contained in Section 3.1 of the Asset Purchase Agreement):

                  (a) [intentionally omitted];

                  (b) the Liabilities assumed by Armkel under any Contracts that constitute PL Purchased Assets;

                  (c) the Liabilities assumed by Armkel for any Infringement or alleged Infringement of the rights of any Person in connection with Business-Related Intellectual Property that constitutes PL Purchased Assets;

                  (d) the Liabilities assumed by Armkel in respect of products manufactured, marketed, distributed or sold by or as part of the operation of the Product Lines Business prior to the Closing Date, including product liability and negligence claims and other Liabilities for refunds, adjustments, allowances, repairs, exchanges, returns and warranty, merchantability and other claims;

                  (e) the Liabilities assumed by Armkel under or relating to Environmental Law or Hazardous Substances, which Liabilities include, but are not limited to, certain Liabilities under the Connecticut Real Property Transfer Act and the New Jersey Industrial Site Recovery Act;

                  (f) the transfer taxes, conveyance taxes and sales taxes incurred by the Company or Armkel in connection with the Transactions that Armkel assumed under the Asset Purchase Agreement;

                  (g) [intentionally omitted];

                  (h) the Liabilities of Armkel under the arrangements contemplated by Section 8.6 of the Asset Purchase Agreement;

                  (i) [intentionally omitted]

                  (j) all Liabilities assumed by Armkel relating to any third party Claims;

                  (k) the liabilities assumed by PL Buyer under Section 7.1 hereof.

         2.2 PL Excluded Liabilities. Section 2.1 above notwithstanding, PL Buyer shall not be responsible for or assume any Assumed Liabilities of Armkel
(i) that are not PL Assumed Liabilities or (ii) that primarily arise or have arisen out of, in respect of or as the result of the ownership, operation or transfer of PL Excluded Assets and, without limiting the generality of the foregoing, shall expressly exclude the following (collectively, the "PL EXCLUDED LIABILITIES"):

                  (a) Obligations under the collective bargaining agreements and related pension plans for Cranbury, New Jersey;

                  (b) Obligations under all Canadian pension plans;

                  (c) Obligations for post-retirement health care in the U.S. and Canada;

                  (d) Change of control agreements for Thelma R. Albright, Donald R. Daoust, Adrian J. L. Huns and Michael J. Kopec; and

                  (e) Notes payable and long-term debt in the Transferred Subsidiaries.


                                   ARTICLE III

                           CONSIDERATION FOR TRANSFER

         3.1 Purchase Price. The purchase price for the (i) APD Product Lines is $121,000,000 and (ii) the Lambert Kay Product Line is $7,500,000 (the total of
(i) and (ii), the "PL PURCHASE PRICE").

         3.2 Allocation of Purchase Price. For all purposes, including tax purposes, the parties shall allocate the PL Purchase Price plus the PL Assumed Liabilities consistent with the summary allocation schedule provided in Section
4.2 of the Disclosure Letter, unless otherwise required by any federal, state, local or foreign taxing authority.

         3.3 Net Working Capital Adjustment. To the extent that the net working capital of the Product Lines Business at Closing (as defined below) is different than the net working capital shown on the balance sheet for the Product Lines Business at March 31, 2001, Armkel and PL Buyer shall agree on an appropriate adjustment to the Purchase Price. In addition, PL Buyer shall indemnify Armkel for 17.38% of the total amount of any Purchase Price Adjustment paid by Armkel pursuant to Section 4.3 of the Asset Purchase Agreement, which percentage is equal to the PL Purchase Price divided by the Purchase Price under the Asset Purchase Agreement. Armkel shall pay to PL Buyer 17.38% of the total amount of any Purchase Price Adjustment received by Armkel pursuant to Section 4.3 of the Asset Purchase Agreement.

                                   ARTICLE IV

                                     CLOSING

         4.1 Purchase and Sale; Assumption and Acceptance. At the closing of the transactions contemplated by this Agreement (the "CLOSING"), on the terms and subject to the conditions set forth in this Agreement, (i) Armkel shall sell, transfer and assign, or cause its Subsidiaries to sell, transfer and assign, to PL Buyer, and PL Buyer shall purchase from Armkel, or its respective Subsidiaries, all of the PL Purchased Assets, (ii) Armkel shall assign and transfer, or cause its Subsidiaries to assign and transfer, to PL Buyer, and PL Buyer shall accept and assume, and shall thereafter perform and discharge when due, and shall hold Armkel and its

Affiliates harmless from, all of the PL Assumed Liabilities, (iii) Armkel shall thereafter perform and discharge when due, and shall hold PL Buyer and its Affiliates harmless from, all of the Assumed Liabilities that constitute PL Excluded Liabilities, and (iv) PL Buyer and Armkel shall effect the deliveries and payments set forth in Sections 4.3 and 4.4.

         4.2 Closing Date. Subject to the conditions set forth in this Agreement, the Closing shall occur at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, immediately after the closing of the transactions contemplated by the Asset Purchase Agreement (such closing, the "APA CLOSING"), or at such later time, place and date as Armkel and PL Buyer shall agree (the "CLOSING DATE").

         4.3 Delivery and Payment by PL Buyer. At the Closing, PL Buyer shall deliver to Armkel the following.

                  (a) the PL Purchase Price, by wire transfer of immediately available funds to an account previously designated by Armkel;

                  (b) such assumptions in writing as may be required to effectively assign and transfer any Contracts or any other of the PL Purchased Assets or PL Assumed Liabilities that may be assigned without the consent of the counterparty if so assumed by PL Buyer; and

                  (c) such other customary instruments of assumption, filings or documents, in form and substance reasonably satisfactory to Armkel, as may be required to give effect to this Agreement.

         4.4. Delivery and Payment by Armkel. At the Closing, Armkel shall deliver to PL Buyer the following.

                  (a) customary deeds for commercial transactions of the same type as the Transactions and reasonably sufficient to enable PL Buyer's title insurance company to issue title insurance in respect of the Owned Real Property that constitutes PL Purchased Assets;

                  (b) assignments of the Leased Real Property that constitutes PL Purchased Assets in recordable form to the extent necessary;

                  (c) all transferable Permits received by Armkel at the APA Closing or thereafter pertaining to the PL Purchased Assets or the Product Lines Business; and

                  (d) such other customary instruments of assumption, filings or documents, in form and substance reasonably satisfactory to PL Buyer, as may be required to give effect to this Agreement.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF ARMKEL

         Armkel hereby represents and warrants to PL Buyer:

         5.1 Organization and Qualification. Armkel is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all limited liability company power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

         5.2 Authority Relative to this Agreement. The execution, delivery and performance by Armkel of this Agreement and the consummation by Armkel of the transactions contemplated hereby are within Armkel's limited liability company powers and have been duly authorized by all requisite action on the part of Armkel. This Agreement has been duly and validly executed by Armkel and constitutes the legal, valid and binding agreement of Armkel, enforceable against it in accordance with its terms, except as may be limited by the Bankruptcy and Equity Exception.

         5.3 Consents and Approvals; No Violations.

                  (a) Except as set forth in Schedule 5.3 to this Agreement or as may be required under the HSR Act, no filing with or notice to and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Armkel of this Agreement or the consummation by Armkel of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a material adverse effect on Armkel.

                  (b) Neither the execution, delivery and performance of this Agreement by Armkel nor the consummation by Armkel of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Formation or Limited Liability Company Agreement of Armkel, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Armkel is a party or by which it or its properties or assets may be bound or
(iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Armkel or any of its properties or assets except, in the case of (ii) or (iii), for violations, breaches or defaults which would not have a material adverse effect on Armkel; provided, however, that no representation or warranty is made hereunder with respect to any of the Purchased Assets, the Assumed Liabilities or the Business or any of the transactions contemplated by the Asset Purchase Agreement or the Ancillary Agreements.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PL BUYER

         PL Buyer hereby represents and warrants to Armkel as follows:

         6.1 Organization. PL Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

         6.2 Authority Relative to this Agreement. PL Buyer has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of PL Buyer and no other corporate proceedings on the part of PL Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PL Buyer and constitutes a valid, legal and binding agreement of PL Buyer, enforceable against PL Buyer in accordance with its terms, except as may be limited by the Bankruptcy and Equity Exception.

         6.3      Consents and Approvals; No Violations.

                  (a) Except as set forth in Schedule 6.3 to this Agreement or as may be required under the HSR Act, no filing with or notice to and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by PL Buyer of this Agreement or the consummation by PL Buyer of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a material adverse effect on PL Buyer.

                  (b) Neither the execution, delivery and performance of this Agreement by PL Buyer nor the consummation by PL Buyer of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of PL Buyer, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which PL Buyer is a party or by which its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to PL Buyer or its properties or assets except, in the case of (ii) or (iii), for violations, breaches or defaults which would not have a material adverse effect on PL Buyer.

         6.4 Funds. PL Buyer will have at the Closing the necessary funds to pay the PL Purchase Price and consummate the transactions contemplated hereby.


                                   ARTICLE VII

                           COVENANTS; INDEMNIFICATION

         7.1 Employees and Benefits. (a) Administrative and Non-Production Employees. PL Buyer agrees, as of the Closing Date or as soon thereafter as administratively feasible, to make employment offers, consistent with Article IX of the Asset Purchase Agreement, to those Transferred Employees employed in the Product Lines Business, other than employees engaged in production and quality control activities under the Arrid Manufacturing Agreement, dated as of the Closing Date, between PL Buyer and Armkel (the "ARRID MANUFACTURING AGREEMENT"), that it wishes to employ. PL Buyer hereby acknowledges and agrees that it will assume and honor the obligations assumed by Armkel under Article IX of the Asset Purchase Agreement with respect to those Transferred Employees employed in the Product Lines Business who accept its employment offer; provided, to the extent any such Transferred Employee is terminated by PL Buyer prior to December 31, 2002, Armkel shall be responsible for the severance obligations and liabilities with respect to such Transferred Employee, except to the extent such liabilities relate to actions taken by PL Buyer after the Closing Date (other than the termination itself).

                  (b) Benefits Plans. As of the Closing Date, PL Buyer shall make available to Armkel's employees participation in various employee benefit plans sponsored by PL Buyer. To the extent that Armkel decides to participate in such plans, it shall contribute directly to the insurance company or trust funding such plan, or shall pay and reimburse PL Buyer, for all costs incurred with respect to its employees' participation in such plans, including an allocable portion of the applicable plan administration costs. Armkel shall indemnify and hold PL Buyer harmless from Armkel's proportionate share of any liability which results from the fact that its participation in such plans is purported to render any such plan a multiple employer plan or a multiple employer welfare arrangement.

         7.2 Additional Agreements; Further Assurances.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) contesting any legal proceeding challenging the transactions contemplated hereby and (ii) executing any additional instruments necessary to consummate the transactions contemplated hereby.

                  (b) Following the date of this Agreement, and continuing during the period after the Closing, Armkel and PL Buyer will use reasonable best efforts to identify PL Excluded Assets and PL Excluded Liabilities held by PL Buyer and PL Purchased Assets and PL Assumed Liabilities held by Armkel. From time to time, whether at or after the Closing, (i) Armkel will execute and deliver, and will cause its Subsidiaries to execute and deliver, such further instruments of conveyance, transfer and assignment and take such other action as PL Buyer may reasonably request to more effectively convey and transfer to PL Buyer any of the PL Purchased Assets as contemplated in this Agreement and to have Armkel retain the PL Excluded Liabilities as contemplated in this Agreement, and (ii) PL Buyer will execute and deliver such further instruments and take such other action as Armkel may reasonably request to more effectively assume the PL Assumed Liabilities as contemplated in this Agreement. Pending receipt of any Delayed Consents or if such Delayed Consents are not obtained, the parties shall cooperate with each other in any reasonable and lawful arrangements, effectively transferring to PL Buyer from and after the Closing, the rights and benefits of, and entitlements to exercise Armkel's rights under, and effectively causing PL Buyer to assume all Assumed Liabilities with respect to, the PL Purchased Assets and operations of the Product Lines Business as if such assets and operations had been transferred by Armkel to PL Buyer at Closing and any Liabilities associated with the arrangements specifically established by PL Buyer and Armkel pursuant to this Section 7.2.

                  (c) PL Buyer shall pay all recording and filing fees and any other costs associated with transferring and recording of the transfer of any Business Intellectual Property related to the Product Lines Business.

         7.3 Arrid Manufacturing Agreement. At Closing, Armkel and PL Buyer will enter into the Arrid Manufacturing Agreement to provide for certain manufacturing services with respect to the APD Product Lines.

         7.4 Assignment of Decatur Manufacturing Agreement. At Closing, Armkel will assign to PL Buyer all of Armkel's rights and obligations under the Decatur Manufacturing Agreement, in accordance with Section 9.12 of the Decatur Manufacturing Agreement, with respect to the Lambert Kay Product Line.

         7.5 Indemnification.

                  (a) From and after the Closing, PL Buyer shall indemnify and hold Armkel, its directors, officers, employees, agents, representatives, Affiliates, successors and permitted assigns harmless from any Liabilities to the extent such Liabilities constitute PL Assumed Liabilities, including all costs and expenses (legal, accounting or otherwise) relating thereto or incurred in connection therewith.

                  (b) From and after the Closing, Armkel shall indemnify and hold PL Buyer, its directors, officers, employees, agents, representatives, Affiliates, successors and permitted assigns harmless from any Liabilities to the extent such Liabilities constitute PL Excluded Liabilities, including all costs and expenses (legal, accounting or otherwise) relating thereto or incurred in connection therewith.

                  (c) In connection with entering into the Asset Purchase Agreement, the Company and Armkel will enter into an Indemnification Agreement at the APA Closing (the "INDEMNIFICATION AGREEMENT"), providing for, among other things, the Company's indemnification of Armkel for any Liabilities that constitute Excluded Liabilities, and Armkel's indemnification of the Company for any Liabilities that constitute Assumed Liabilities. The parties hereto agree that (i) to the extent that any Liabilities acquired by or asserted against PL Buyer constitute Excluded Liabilities under the Asset Purchase Agreement, Armkel will assert a claim for indemnification under Section 2.2 of the Indemnification Agreement, in accordance with the procedures contained therein, and will use its best efforts to pass on to PL Buyer all of the benefits of the Indemnification Agreement running to Armkel with respect to such claim, and (ii) to the extent that any Liabilities retained by or asserted against the Company after the Closing constitute PL Assumed Liabilities for which the Company makes a claim against Armkel under Section 2.1 of the Indemnification Agreement, PL Buyer shall indemnify and hold Armkel harmless for such PL Assumed Liabilities.

                  (d) In Section 2.1 of the Indemnification Agreement, Armkel will agree to indemnify the Company for 60% of any Liability arising out of or relating to a Transaction Claim, as defined in the Indemnification Agreement. PL Buyer agrees to indemnify Armkel for 17.38% of the amount of the indemnity owing from Armkel to the Company for an indemnifiable Transaction Claim, which percentage is equal to the PL Purchase Price divided by the Purchase Price under the Asset Purchase Agreement.

                  (e) The procedures contained in Section 2.3 and 2.5 of the Indemnification Agreement are deemed incorporated herein by reference and shall govern any claim made by a party hereto for indemnification under this Section 7.5.

         7.6 No Solicitation and No Hiring. During the term of the Management Services Agreement, dated as of the Closing Date, between PL Buyer and Armkel (the "Management Services Agreement"), Armkel and its Affiliates shall not directly or indirectly solicit for employment or hire as an employee or consultant, any employees of PL Buyer or its Affiliates unless such employee's employment is earlier terminated by PL Buyer. During the term of the Management Services Agreement, PL Buyer and its Affiliates shall not directly or indirectly solicit for employment or hire as an employee or consultant, any employees of Armkel or its Affiliates unless such employee's employment is earlier terminated by Armkel. Notwithstanding the foregoing, this Section 7.6 shall not prevent either PL Buyer or Armkel (or any of their respective Affiliates or any

Person acting on their behalf) from conducting general searches for employees by use of advertisements or the media that are not directly targeted at the employees of the other party.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         8.1. Conditions to Each Party's Obligation to Closing. The respective obligations of each party hereto to effect the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated hereby;

                  (b) any waiting period applicable to the transactions contemplated hereby under the HSR Act shall have terminated or expired; and

                  (c) the APA Closing shall have occurred.


                                   ARTICLE IX

                         TERMINATION; AMENDMENT; WAIVER

         9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of PL Buyer and Armkel. In addition, this Agreement shall be terminated and the transactions contemplated hereby shall be abandoned upon termination of the Asset Purchase Agreement pursuant to Article XI thereof.

         9.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders. Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

         9.3 Amendment. This Agreement may be amended only by an instrument in writing signed on behalf of the parties hereto.

         9.4 Waiver. The conditions to each of the parties' obligations to consummate the transactions contemplated hereunder are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Entire Agreement; Assignment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise; provided however, that PL Buyer may assign any or all of its rights and obligations under this Agreement to any wholly owned subsidiary of PL Buyer, but no such assignment shall relieve PL Buyer of its obligations hereunder if such assignee does not perform such obligations.

         10.2 Validity; Determinations.

                  (a) If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and to such end the provisions of this Agreement are agreed to be severable.

                  (b) For purposes of this Agreement, determinations to be made by Armkel hereunder shall be made as directed solely by Kelso & Company L.P. acting in a manner which it reasonably believes is in the best interests of Armkel.

         10.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

                  if to PL Buyer:              Church & Dwight Co., Inc.
                                               469 North Harrison
                                               Princeton, New Jersey  08543
                                               Telecopier:  (609) 497-7177
                                               Attention:  General Counsel

                  if to Armkel, to:            Armkel, LLC
                                               c/o Church & Dwight Co., Inc.
                                               469 North Harrison
                                               Princeton, New Jersey  08543
                                               Telecopier:  (609) 497-7177
                                               Attention:  General Counsel

                                               and:

                                               Kelso & Company, L.P.
                                               320 Park Avenue, 24th Floor
                                               New York, New York
                                               Telecopier:  (212) 223-2379
                                               Attention:  General Counsel

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         10.4 Governing Law and Venue; Waiver of Jury Trial.

                  (a) This Agreement and any disputes, claims or controversies arising from or relating to this Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of New York without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York, New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and the transactions contemplated thereby, and hereby waive, and agree not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement hereof that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all Claims shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Claim by certified mail in the manner provided in
Section 10.3 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.4.

         10.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         10.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns.

         10.7 Expenses. Except as otherwise agreed, each of the parties hereto will bear all legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

         10.8 Survival of Representations. The representations and warranties of the parties contained herein shall not survive the Closing or the termination of this Agreement.

         10.9 Bulk Transfer Laws. The parties waive compliance with the requirements of the bulk sales laws of any jurisdiction in connection with the transactions contemplated hereby.

         10.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         10.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                         [signatures on following page]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                       ARMKEL, LLC

                                       By:  Church & Dwight Co., Inc.


                                            By: /s/ Zvi Eiref
                                               ---------------------------------
                                                Name:  Zvi Eiref
                                                Title: Vice President and
                                                       Chief Financial Officer

                                       By:  Kelso & Company, L.P.


                                            By:  Kelso & Companies, Inc.,
                                                  its general partner


                                                By:/s/ James J. Connors, II
                                                   -----------------------------
                                                Name:  James J. Connors, II
                                                Title:  V.P. & General Counsel


                                       CHURCH & DWIGHT CO., INC.


                                       By:/s/    Zvi Eiref
                                          ------------------------
                                            Name: Zvi Eiref
                                            Title: Vice-President and Chief
                                            Financial Officer

                              PLPA AMENDMENT NO. 1

                  PLPA Amendment, dated as of September 28, 2001 and effective as of May 7, 2001, (this "Amendment") amending that certain Amended and Restated Product Line Purchase Agreement, dated as of July 30, 2001 and effective as of May 7, 2001, by and between Armkel, LLC, and Church & Dwight & Co., Inc.

                  WHEREAS, the parties desire to amend the Amended and Restated Product Line Purchase Agreement as set forth herein.

                  NOW THEREFORE, in connection with the Amended and Restated Product Line Purchase Agreement, the transactions contemplated thereunder and the terms hereof, and in accordance with Section 9.3 and 10.1 of the Amended and Restated Product Line Purchase Agreement, the parties agree as follows:

                  1. Amendment. The text of Section 7.1(a) of the Amended and Restated Product Line Purchase Agreement is hereby deleted in its entirety and in its place is added:

                  "Administrative and Non-Production Employees. PL Buyer agrees, as of the Closing Date or as soon thereafter as administratively feasible, to make employment offers, consistent with Article IX of the Asset Purchase Agreement, to those Transferred Employees employed in the Product Lines Business, other than employees engaged in production and quality control activities under the Arrid Manufacturing Agreement, dated as of the Closing Date, between PL Buyer and Armkel (the "ARRID MANUFACTURING AGREEMENT"), and other Transferred Employees or Transition Employees that it wishes to employ. PL Buyer hereby acknowledges and agrees that it will assume and honor the obligations assumed by Armkel under
                  Article IX of the Asset Purchase Agreement with respect to those Transferred Employees or Transition Employees who accept its employment offer; provided, to the extent any such Transferred Employee or Transition Employee is terminated by PL Buyer prior to December 31, 2002, Armkel shall be responsible for the severance obligations and liabilities with respect to such Transferred Employee or Transition Employee, except to the extent such liabilities relate to actions taken by PL Buyer after the Closing Date (other than the termination itself)."

                  2. Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  3. Governing Law And Venue; Waiver Of Jury Trial. This amendment shall be governed by and construed in accordance with the laws stipulated in section 10.4 of the Amended and Restated Product Line Purchase Agreement applicable thereto and all disputes hereunder shall be brought and resolved in the venue and in the manner stipulated in section 10.4 of the amended and restated product line purchase agreement applicable thereto.

                  4. Definitions. Capitalized terms used but not defined herein shall have their respective meanings set forth in the Amended and Restated Product Line Purchase Agreement.

                  5. Continuing Effect of the Amended and Restated Product Line Purchase Agreement. Except as expressly modified hereby, the Amended and Restated Product Line Purchase Agreement shall continue in full force and effect in accordance with its terms.

                  6. Effective Date of this Amendment. This Amendment shall be effective as of May 7, 2001.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed on its behalf as of the day and year first written above.

                                       ARMKEL, LLC


                                       By: Church & Dwight Co., Inc.

                                         By:  /s/ Zvi Eiref
                                              ----------------------------------
                                              Name: Zvi Eiref
                                              Title: Vice President and Chief
                                              Financial Officer

                                       By: Kelso & Company, L.P.

                                         By:  Kelso & Companies, Inc.,
                                                      its general partner


                                       By:    /s/ James Connors, II
                                              ----------------------------------
                                              Name:  James J. Connors, II
                                              Title:  V.P. & General Counsel

                                       CHURCH & DWIGHT CO., INC.


                                       By:   /s/ Zvi Eiref
                                          --------------------------------------
                                       Name:  Zvi Eiref
                                       Title: Vice President and Chief
                                              Financial Officer
                                             -----------------------------------